                                                                   Exhibit 12.1

                                   TiVo Inc.
                      Ratio of Earnings to Fixed Charges

                                               From                                                         Nine Months
                                           Inception to                                                        Ended
    Ratio of Earnings to Fixed Charges       12/31/97     FY 98       FY '99        FY '00       Jan '01     10/31/01
    ----------------------------------     ------------ ----------  -----------  ------------  -----------  ------------
Interest expense..........................    (19,000)     (20,000)     (34,000)     (131,000)      (9,000)      (68,000)
Interest expense convertible debt.........                                                                      (450,000)
Interest expense-Related Parties..........                                                                    (1,111,000)
Amortization of comdisco warrants.........          0            0     (432,000)     (164,000)      (8,000)      (74,000)
Amortization of convertible debt financing
 expenses.................................                                                                      (515,000)
Interest within rental expense............    (15,000)    (206,000)    (347,000)     (800,000)     (72,000)     (975,000)
Total Fixed Charges.......................    (34,000)    (226,000)    (813,000)     (295,000)     (17,000)   (1,703,000)
                                             --------   ----------  -----------  ------------  -----------  ------------
Earnings = Net loss less fixed charges....   (561,000)  (9,495,000) (65,752,000) (206,059,000) (18,996,000) (117,438,000)
Ratio of Earnings to Fixed Charges........      16.50        42.01        80.88        698.51     1,117.41         68.96
                                             --------   ----------  -----------  ------------  -----------  ------------

   For the above periods, earnings were insufficient to cover fixed charges by $595,000, $9,721,000, $66,565,000, $206,354,000, $19,013,000 and $119,141,000
in fiscal years 1997, 1998, 1999, 2000, one month transition period ended January 31, 2001, and nine months ended October 31, 2001, respectively.

                                               From                                                         Nine Months
           Ratio of Earnings to            Inception to                                                        Ended
          Combined Fixed Charges             12/31/97     FY 98       FY '99        FY' 00       Jan '01     10/31/01
          ----------------------           ------------ ----------  -----------  ------------  -----------  ------------
Interest expense..........................    (19,000)     (20,000)     (34,000)     (131,000)      (9,000)      (68,000)
Interest expense-convertible debt.........                                                              --      (450,000)
Interest expense-Related Parties..........                                                              --    (1,111,000)
Amortization of comdisco warrants.........                             (432,000)     (164,000)      (8,000)      (74,000)
Amortization of convertible debt financing
 expenses.................................                                                                      (515,000)
Interest within rental expense............    (15,000)    (206,000)    (347,000)     (800,000)     (72,000)     (975,000)
Stock dividend............................                                   --    (1,514,000)    (423,000)   (2,590,000)
Total Fixed Charges.......................    (34,000)    (226,000)    (813,000)   (2,609,000)    (512,000)   (5,783,000)
                                             --------   ----------  -----------  ------------  -----------  ------------
Earnings = Net loss less fixed charges....   (561,000)  (9,495,000) (65,752,000) (203,745,000) (18,501,000) (113,358,000)
Ratio of Earnings to Combined
  Fixed Charges...........................      16.50        42.01        80.88         78.09        36.13         19.60
                                             --------   ----------  -----------  ------------  -----------  ------------

   For the above periods, earnings were insufficient to cover fixed charges by $595,000, $9,721,000, $66,565,000, $206,354,000, $19,013,000 and $119,141,000
in fiscal years 1997, 1998, 1999, 2000, one month transition period ended January 31, 2001, and nine months ended October 31, 2001, respectively.

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